UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 4, 2014

WMI Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

Washington	001-14667	91-1653725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 THIRD AVENUE, SUITE 3000 SEATTLE, WASHINGTON	98101
(Address of Principal Executive Offices)	(Zip Code)

(206) 432-8887

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	On June 4, 2014, WMI Holdings Corp. held its annual meeting of shareholders.

(b)	At the annual meeting, shareholders approved each of the following matters, with the final vote tabulations on each matter as set forth below. Of the 212,157,980 votes entitled to be cast at the meeting, 160,414,399 votes (or approximately 75.6%) were voted in person or by proxy.

1.	To elect a board of directors consisting of seven members, each to serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualified.

NOMINEE	VOTES FOR	VOTES WITHHELD
Michael Willingham	68,651,061	22,096,915
Eugene I. Davis	86,937,960	3,810,016
Steven D. Scheiwe	67,919,155	22,828,821
Mark E. Holliday	67,591,424	23,156,552
Diane B. Glossman	68,146,945	22,601,031
Michael J. Renoff	68,109,129	22,638,847
Timothy R. Graham	67,925,913	22,822,063

There were 69,666,423 broker non-votes with respect to the election of directors.

2.	To ratify the appointment of Burr Pilger Mayer, Inc., as WMI Holdings Corp.’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

MATTER	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES

Ratification of auditor appointment	151,102,899	2,365,303	6,946,196	0

3.	To approve, on an advisory basis, compensation of WMI Holdings Corp.’s named executive officers.

MATTER	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES

Advisory vote on executive compensation	78,882,040	4,133,371	7,732,565	69,666,423

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMI HOLDINGS CORP. (Registrant)

Date: June 10, 2014	By:	/s/ Charles Edward Smith
		Name:	Charles Edward Smith
		Title:	Interim Chief Executive Officer